Exhibit 99.2

Dear Fellow Employees,

I am pleased to announce that we have entered into a definitive agreement with Ocera Therapeutics, Inc. (“Ocera”), a privately held biopharmaceutical company developing novel therapeutics for liver diseases, under which Ocera will merge with Tranzyme in an all-stock transaction. The merger is expected to create a NASDAQ-listed company focused on the development of novel therapeutics for patients with acute and chronic decompensated liver disease, an area of high unmet medical need.  A proxy statement will be filed within the next few weeks seeking the approval of Tranzyme shareholders to complete the transaction. The agreement has been approved by both companies’ boards of directors and is expected to close in the third quarter of 2013.

This transaction was entered into following an extensive and thorough review of strategic alternatives by Tranzyme and we believe the proposed merger with Ocera offers the best value for our stockholders.  We expect the merger will benefit from the substantial synergies of the combined management team’s extensive experience in drug development, specifically in hepatology, which will help accelerate the transition and allow for efficient execution of the development plan.

On a pro forma basis, prior to the financing transaction discussed below, based upon the number of shares of Tranzyme common stock to be issued in the merger, current Tranzyme shareholders will own approximately 27.4% of the Company and current Ocera shareholders will own approximately 72.6% of the Company. The final number of shares will be subject to adjustments at closing based on each company’s cash levels and other matters at closing. Concurrently with the execution of the merger agreement, Tranzyme entered into a securities purchase agreement pursuant to which certain investors agreed to purchase, and it agreed to sell, $20 million worth of its common stock at a price to be determined based on the weighted average trading price of Tranzyme’s closing price for the 10 days prior to the closing of the merger.

The merger and concurrent financing will allow the Company to continue to advance Ocera’s lead clinical program, OCR-002, a differentiated product candidate for orphan liver diseases currently in Phase 2 development.  This product candidate addresses a significant unmet need in the treatment of acute hepatic encephalopathy, and we look forward to the initiation of our Phase 2b trial later this year and additional Phase 2a data in 2014.

Following the merger, the Company will be headed by Linda Grais, MD, the current President and CEO of Ocera. The corporate headquarters will be located in San Diego, California. Clinical and regulatory operations will be led by Franck S. Rousseau, MD, Chief Medical Officer of Tranzyme, in the existing office in Research Triangle Park, North Carolina. The board of directors will be comprised of representatives from both the existing Ocera and Tranzyme companies, including Drs. Grais and Rousseau.

Upon completion of the merger, I will depart the Company to pursue other interests.

The next couple of months will be eventful and will include major changes and transitions.  One of the challenges I ask your help with is remaining focused on our business, while we navigate through this period of change.  Thank you, as always, for the hard work and creativity you have always brought to doing just that.

We will be scheduling a meeting in the near future to review this announcement and answer your questions.

Vipin K. Garg, Ph.D.

President & CEO

Tranzyme Pharma

NASDAQ: TZYM

(919) 328-1112 (Office)

(919) 434-6643 (Mobile)

vgarg@tranzyme.com

www.tranzyme.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company, the alternatives to the proposed merger, and plans with respect to financing for the combined company) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Tranzyme and Ocera and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statements in connection with the proposed merger and other contemplated transactions,  which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; inability or the delay in obtaining required regulatory approvals for product candidates, and/or which may result in unexpected cost expenditures; failure to issue Tranzyme common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; the price of the financing transaction in connection with the proposed merger and contemplated transactions being materially lower than the current weighted average trading price of Tranzyme’s common stock, or the aggregate amount of cash received from such financing transaction being less than anticipated; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed, including with respect to OCR-002, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results.  Many of these factors that will determine actual results are beyond Tranzyme’s, Ocera’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, and in other filings that Tranzyme makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

Tranzyme and Ocera and certain of their directors and executive officers may become participants in solicitation of proxies from Tranzyme stockholders in connection with the proposed transactions. Additional Information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Tranzyme stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Tranzyme or Ocera or otherwise, which may be different from those of Tranzyme stockholders generally, will be provided in the proxy statement and other materials to be filed with the SEC.

Each of Tranzyme’s board of directors, John H. Johnson, George B. Abercrombie, Jean-Paul Castaigne, Vipin K. Garg, Anne M. VanLent, and Alex Zisson; Tranzyme’s executive officers, Vipin K. Garg (President and Chief Executive Officer), Franck Rousseau (Chief Medical Officer), David Moore (Chief Business Officer) and Helmut Thomas (Senior Vice President, Research and Preclinical Development); Ocera’s board of directors, Eckard Weber, Lars Ekman, Linda Grais, Nina Kjellson, Michael F. Powell, and Pratik Shah; and Ocera’s executive officers, Linda Grais (Chief Executive Officer), Dana S. McGowan (Chief Financial Officer and Secretary) and Keith Anderson (Vice President Pharmaceutical Sciences and Chief Operating Officer); may be deemed “participants” in the solicitation of proxies from the Tranzyme stockholders in connection with the proposed transactions.

Information regarding Tranzyme’s directors’ and executive officers’ respective interests in Tranzyme by security holdings or otherwise is set forth in Tranzyme’s proxy statement relating to the 2012 annual meeting of stockholders filed with the SEC on April 27, 2012.  The following is a list of the current approximate number of shares of Tranzyme common stock beneficially held by each of the foregoing Tranzyme directors and officers listed above: John H. Johnson (66,835 shares), George B. Abercrombie (50,468 shares), Jean-Paul Castaigne (51,545 shares), Vipin K. Garg (689,068 shares), Anne M. VanLent (50,468 shares), Alex Zisson (50,468 shares), Franck Rousseau (90,625 shares), David Moore (69,800 shares) and Helmut Thomas (119,105 shares).

Vipin Garg, Tranzyme’s President and Chief Executive Officer, will be entitled to receive severance pay in the aggregate amount of approximately $450,000 and the acceleration of the vesting of all outstanding stock awards along with other separation benefits upon the termination of his employment at the closing of the proposed merger.  Alex Zisson, a Tranzyme director, and Pratik Shah, an Ocera director, are each partners at, and director appointees of, Thomas McNerney & Partners, LLC and its affiliates (“TMP”).  TMP beneficially owns an aggregate of approximately 12,933,146 shares of Ocera stock after giving effect to the exercise of certain options and warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by TMP into common stock. It is anticipated that Dr. Shah will be a director of the combined company following the consummation of the proposed merger. Dr. Shah would be the only director originally appointed by TMP serving on the board of directors of the combined company immediately after the merger.

Eckard Weber, M.D., a director of Ocera, is an employee of Domain Associates, L.L.C. (“Domain Associates”) and a member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. (Domain Associates, Domain Partners VI, L.P. and DP VI Associates, L.P. are collectively referred to as “Domain”). Dr. Weber individually beneficially owns approximately 3,030,000 shares of Ocera’s common stock (which includes an option to acquire 150,000 shares of the common stock of Ocera).  Domain beneficially owns (without including the shares beneficially owned by Dr. Weber) in the aggregate approximately 13,609,983 shares of Ocera stock after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by Domain into common stock. Dr. Weber is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Nina Kjellson, a director of Ocera, is a partner in InterWest Partners IX, LP (“InterWest”), a stockholder of Ocera. InterWest beneficially owns in the aggregate approximately 3,530,891 shares of Ocera stock after giving effect to the exercise of certain options and warrants, conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by InterWest into common stock. Nina Kjellson is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Linda Grais is a member of the general partner of InterWest, the Chief Executive Officer and a director of Ocera and is anticipated to be the Chief Executive Officer and to serve as a director of the Company following the consummation of the proposed merger. Linda Grais holds an option to acquire up to 615,091 shares of the common stock of Ocera.

Michael F. Powell, a director of Ocera and the holder of an option to acquire up to 150,000 shares of the common stock of Ocera, is also a managing member of the general partner entity of Sofinnova Venture Partners VI, L.P. (“Sofinnova”). Sofinnova, as nominee for certain of its affiliated funds, is the beneficial owner of approximately 7,297,929 shares of Ocera stock after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by Sofinnova into common stock. Michael Powell is anticipated to serve as a director of the Company following the consummation of the proposed merger.

Dana S. McGowan, Ocera’s Chief Financial Officer and Secretary, holds options to acquire up to 567,489 shares of Ocera stock.

Keith Anderson, Ocera’s Vice President Pharmaceutical Sciences and Chief Operating Officer holds options to acquire up to 511,239 shares of Ocera stock.

Certain of the holders of preferred stock of Ocera (including Domain, TMP, InterWest and Sofinnova) also will be participating in a financing of Tranzyme, which financing will close following the effective time of the proposed merger.  In addition to Domain, TMP, InterWest and Sofinnova, the following entities will participate in that financing and such entities beneficially own approximately the number of shares of Ocera stock, after giving effect to the exercise of certain warrants, the conversion of convertible notes of Ocera into preferred stock of Ocera (assuming a closing date of June 30, 2013), and the conversion of those shares and all other shares of preferred stock beneficially owned by such entity into common stock, as parenthetically indicated: Agechem Venture Fund L.P. (2,080,549 shares); CDIB BioScience Ventures I (520,137  shares); Cross Creek Capital, L.P. (828,789 shares); Cross Creek Capital Employees’ Fund, L.P. (81,449 shares); FinTech GIMV Fund LP (520,137 shares); Greenspring Crossover Ventures I, L.P. (650,357 shares); Greenspring Global Partners III, L.P. (626,516 shares); Greenspring Global Partners III-A, L.P. (287,347 shares); and Greenspring Global Partners III-B, L.P. (906,429 shares).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Tranzyme’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANZYME MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tranzyme with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Tranzyme’s website (http://ir.tranzyme.com), or by writing to the Secretary, Tranzyme, Inc. at 5001 South Miami Boulevard, Suite 300, Durham, North Carolina 27703.